Exhibit 5.1
[Letterhead of AMR Corporation]
July 17, 2009
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
AMR Corporation Registration Statement on Form S-8
(filed July 17, 2009)
Ladies and Gentlemen:
I am Senior Vice President, General Counsel and Chief Compliance Officer of AMR Corporation, a Delaware corporation (the “Company”), and as such I am delivering this opinion in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 4,000,000 shares of common stock, par value $1.00 per share (the “Shares”), of the Company, issuable under the Company’s 2009 Long Term Incentive Plan (the “2009 LTIP”).
In rendering this opinion, I or attorneys under my supervision have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of such records, documents, certificates and other instruments, including but not limited to: (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the 2009 LTIP, and (iv) certain minutes of the corporate proceedings of the Board of Directors of the Company. I have also made such investigation of law as in my judgment is necessary or appropriate to enable me to render the opinions expressed below.
I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to authentic original documents of all documents submitted as copies.
The opinion set forth below is limited to the General Corporation Law of the State of Delaware, including case law thereunder and the provisions of the constitution of the State of Delaware related thereto, and no opinion is expressed as to the laws of any other jurisdiction.

Based on and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the terms of the Plan and as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.
I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Gary F. Kennedy
Gary F. Kennedy
Senior Vice President, General Counsel
    and Chief Compliance Officer

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